UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington , D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 22, 2008
(Date of earliest event reported)

TELOMOLECULAR CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52303	20-4094917
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10933 Trade Center Dr., Ste 102, Rancho Cordova, CA 95670
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number: 916-410-8681

________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ms. Friedman was previously employed as the corporations CFO from approximately March of 2006 to February of 2007 and was on a leave of absence until approximately September 2007. We concluded in September of 2007 that she was unlikely to return to the Company, and recently requested her formal resignation. We anticipate identifying a new CFO in Fiscal 2008.

Item 8.01 Other Events

On January 25th, 2008, the Company sent El Charis Mikman a formal notice terminating the Company’s term sheet with El Charis Mikman, effective immediately.

The Company’s Form 10-SB and Form SB-2 (subsequently withdrawn) summarized the term sheet, indicating that “On September 15th, 2006, the company received a term sheet from El Charis Mikman Firm, LLC, an investment bank, to provide $10,000,000 in financing once Telomolecular reaches the OTCBB according to certain milestones cited in the agreement. The agreement is non-binding and conditional and depends upon Telomolecular reaching the Over the Counter Bulletin Board. El Charis Mikman would receive 12% of the Corporation's common stock for this transaction.”

The Company now believes, based on recent events and due diligence, that El Charis Mikman does not appear to be have the financial or other resources necessary to perform its obligations under the term sheet. El Charis Mikman initially provided Telomolecular management with a document it described as “Proof of Funds”. However, we do not believe El Charis Mikman has the capacity at this time to finance our project and therefore, we do not expect El Charis Mikman to complete the transactions outlined in the term sheet.

We also believe that it may be inappropriate to further refer to El Charis Mikman as an investment bank. At the time, we believed that this description was accurate because El Charis Mikman purported to engage in investment activities and large commercial paper transactions that, in our opinion, would typically constitute investment banking activity and fall within the scope of regulations applicable to investment banks. However, after recent investigation, we have been unable to verify that El Charis Mikman holds the required licenses to engage in investment banking, and have been unable to verify the ability of El Charis Mikman to perform the purported investment and financial services. Thus, we believe it may be incorrect to refer to El Charis Mikman as an “investment bank”. Although the term sheet did not contain any formal provisions for its termination, we believe that, under the circumstances, sending a formal termination notice to El Charis Mikman was appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TELOMOLECULAR CORP.

Date: January 23, 2007	By:	/s/ Matthew Sarad
Matthew Sarad President and Chief Executive Officer